November 2024

Amendment No. 1 dated November 21, 2024 relating to

Preliminary Pricing Supplement No. 4,961

Registration Statement Nos. 333-275587; 333-275587-01

Dated November 19, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) but only if the determination closing price of each of the common stock of Amazon.com, Inc., the common stock of Blackstone Inc., the common stock of Apple Inc. and the common stock of Tesla, Inc., which we refer to collectively as the underlying stocks, is greater than or equal to 50% of the respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If, however, the determination closing price of any underlying stock is less than the respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. In addition, beginning on March 4, 2025, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid), if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” below, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying stocks. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to 50% of the respective initial share price, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon and any previously unpaid contingent monthly coupons. However, if the final share price of any underlying stock is less than the respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the 3-year term of the securities. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly coupons over the entire 3-year term and in exchange for the possibility of an early redemption of the securities based on the output of a risk neutral valuation model. Because the payment of contingent monthly coupons is based on the worst performing of the underlying stocks, the fact that the securities are linked to four underlying stocks does not provide any asset diversification benefits and instead means that a decline of any underlying stock below the relevant coupon threshold level will result in no contingent monthly coupons, even if the other underlying stocks close at or above the respective coupon threshold levels. Because all payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective coupon threshold level or downside threshold level, as applicable, of any underlying stock will result in no contingent monthly coupon payments and/or a significant loss of your investment, as applicable, even if the other underlying stocks have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying stock. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	Amazon.com, Inc. common stock (the “AMZN Stock”), Blackstone Inc. common stock (the “BX Stock”), Apple Inc. common stock (the “AAPL Stock”) and Tesla, Inc. common stock (the “TSLA Stock”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	November 27, 2024
Original issue date:	December 3, 2024 (3 business days after the pricing date)
Maturity date:	December 2, 2027
Call feature:

Beginning on March 4, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. Even if we call the securities in a month in which the contingent monthly coupon would not otherwise be payable, you will receive such contingent monthly coupon payment in addition to any previously unpaid contingent monthly coupon payments. No further payments will be made on the securities once they have been redeemed.

Redemption payment:

The redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid).

Determination closing price:

With respect to each underlying stock, the closing price of such underlying stock on any observation date (other than the final observation date), multiplied by the adjustment factor on such observation date

Redemption dates:

Quarterly, on March 4, 2025, May 30, 2025, September 2, 2025, December 3, 2025, March 4, 2026, June 1, 2026, September 1, 2026, December 2, 2026, March 3, 2027, June 2, 2027 and September 1, 2027. If any such day is not a business day, the redemption payment will be made on the next succeeding business day and no adjustment will be made to any redemption payment made on that succeeding business day

Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 19.25% (corresponding to at least approximately $16.042 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is greater than or equal to the respective coupon threshold level on the related observation date. If the contingent monthly coupon is not paid on any coupon payment date (because the determination closing price of any underlying stock is less than the respective coupon threshold level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the determination closing price of each underlying stock on the related observation date is greater than or equal to the respective coupon threshold level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the determination closing price of each underlying stock on the related observation date is greater than or equal to the respective coupon threshold level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, no additional interest will accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest payment period for such unpaid contingent monthly coupon.

You will not receive payment for any unpaid contingent monthly coupons if the determination closing price of any underlying stock is less than the respective coupon threshold level on each subsequent observation date. If the determination closing price of any underlying stock is less than the respective coupon threshold level on each observation date, you will not receive any contingent monthly coupons for the entire 3-year term of the securities.

Payment at maturity:

If the securities are not redeemed prior to maturity, investors will receive a payment at maturity determined as follows:

●If the final share price of each underlying stock is greater than or equal to the respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates

●If the final share price of any underlying stock is less than the respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 50%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $986.60 per security, or within $45.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(3)See “Use of proceeds and hedging” on page 39.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023   Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Terms continued from previous page:
Coupon threshold level:

With respect to the AMZN Stock, $ , which is equal to 50% of the initial share price

With respect to the BX Stock, $ , which is equal to 50% of the initial share price

With respect to the AAPL Stock, $ , which is equal to 50% of the initial share price

With respect to the TSLA Stock, $ , which is equal to 50% of the initial share price

Downside threshold level:

With respect to the AMZN Stock, $ , which is equal to 50% of the initial share price

With respect to the BX Stock, $ , which is equal to 50% of the initial share price

With respect to the AAPL Stock, $ , which is equal to 50% of the initial share price

With respect to the TSLA Stock, $ , which is equal to 50% of the initial share price

Initial share price:

With respect to the AMZN Stock, $ , which is the closing price on the pricing date

With respect to the BX Stock, $ , which is the closing price on the pricing date

With respect to the AAPL Stock, $ , which is the closing price on the pricing date

With respect to the TSLA Stock, $ , which is the closing price on the pricing date

Coupon payment dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date will be paid on the maturity date.

Observation dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below, subject, independently in the case of each underlying stock, to postponement for non-trading days and certain market disruption events. We also refer to November 29, 2027 as the final observation date.

Final share price:	With respect to each underlying stock, the closing price of such underlying stock on the final observation date multiplied by the adjustment factor on such date
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Worst performing underlying stock:	The underlying stock with the larger percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	Final share price divided by the initial share price
CUSIP / ISIN:	61776W2C6 / US61776W2C67
Listing:	The securities will not be listed on any securities exchange.

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
December 27, 2024	January 2, 2025
January 27, 2025	January 30, 2025
February 27, 2025	March 4, 2025
March 27, 2025	April 1, 2025
April 28, 2025	May 1, 2025
May 27, 2025	May 30, 2025
June 27, 2025	July 2, 2025
July 28, 2025	July 31, 2025
August 27, 2025	September 2, 2025
September 29, 2025	October 2, 2025
October 27, 2025	October 30, 2025
November 28, 2025	December 3, 2025
December 29, 2025	January 2, 2026
January 27, 2026	January 30, 2026
February 27, 2026	March 4, 2026
March 27, 2026	April 1, 2026
April 27, 2026	April 30, 2026
May 27, 2026	June 1, 2026
June 29, 2026	July 2, 2026
July 27, 2026	July 30, 2026
August 27, 2026	September 1, 2026
September 28, 2026	October 1, 2026
October 27, 2026	October 30, 2026
November 27, 2026	December 2, 2026
December 28, 2026	December 31, 2026
January 27, 2027	February 1, 2027
February 26, 2027	March 3, 2027
March 29, 2027	April 1, 2027
April 27, 2027	April 30, 2027
May 27, 2027	June 2, 2027
June 28, 2027	July 1, 2027
July 27, 2027	July 30, 2027
August 27, 2027	September 1, 2027
September 27, 2027	September 30, 2027
October 27, 2027	November 1, 2027
November 29, 2027 (final observation date)	December 2, 2027 (maturity date)

November 2024 Page 2

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Investment Summary

Callable Contingent Income Securities

Principal at Risk Securities

Callable Contingent Income Securities due December 2, 2027 All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc. (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) at an annual rate of at least 19.25% (to be determined on the pricing date) but only if the determination closing price of each underlying stock is greater than or equal to 50% of the respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If the determination closing price of any underlying stock is less than the respective coupon threshold level on any observation date, we will pay no coupon for the related monthly period. It is possible that the determination closing price of one or more underlying stocks will remain below the respective coupon threshold levels for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent monthly coupons during the entire term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if all of the underlying stocks were to be at or above the respective coupon threshold levels on some monthly observation dates, one or more underlying stocks may fluctuate below the respective coupon threshold level(s) on others, and the underlying stocks may not close at or above their respective coupon threshold level on any subsequent observation date, in which case you will not receive payment of any previously unpaid contingent monthly coupons. In addition, beginning on March 4, 2025, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid), if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying stocks. At maturity, if the securities have not previously been redeemed and the final share price of any underlying stock is less than the respective downside threshold level, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis, and will receive a payment at maturity that is less than 50% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly payments throughout the entire 3-year term of the securities.

Maturity:	Approximately 3 years, unless redeemed earlier based on the output of a risk neutral valuation model
Contingent monthly coupon:

A contingent monthly coupon at an annual rate of at least 19.25% (corresponding to at least approximately $16.042 per month per security, to be determined on the pricing date) will be paid on the securities on each coupon payment date but only if the determination closing price of each underlying stock is greater than or equal to the respective coupon threshold level on the related observation date.

If the contingent monthly coupon is not paid on any coupon payment date (because the determination closing price of any underlying stock is less than the respective coupon threshold level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the determination closing price of each underlying stock on the related observation date is greater than or equal to the respective coupon threshold level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the determination closing price of each underlying stock on the related observation date is greater than or equal to the respective coupon threshold level; provided, however, in the case of any such payment of a previously unpaid contingent monthly coupon, no additional interest will accrue or be payable in respect of such unpaid contingent monthly coupon from and after the end of the original interest payment period for such

November 2024 Page 3

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

unpaid contingent monthly coupon.

You will not receive payment for any unpaid contingent monthly coupons if the determination closing price of any underlying stock is less than the respective coupon threshold level on each subsequent observation date. If the determination closing price of any underlying stock is less than the respective coupon threshold level on each observation date, you will not receive any contingent monthly coupons for the entire 3-year term of the securities.

Early redemption:

Beginning on March 4, 2025, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of stated principal amount plus the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid), if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlying stocks. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the determination closing price of each underlying stock on the observation dates is greater than or equal to the respective coupon threshold level, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the determination closing price of any underlying stock is less than the respective coupon threshold level and/or when the final share price of any underlying stock is expected to be below the respective downside threshold level, such that you will receive no contingent monthly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent monthly coupons and suffer a significant loss at maturity.

Payment at maturity:

If the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent monthly coupon with respect to the final observation date and with respect to any prior observation date for which a contingent monthly coupon was not paid.

If the final share price of any underlying stock is less than the respective downside threshold level, investors will receive a payment at maturity based on the decline in the worst performing underlying stock over the term of the securities. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount of the securities and could be zero. No monthly coupon will be payable at maturity, and investors will not receive payment of any previously unpaid contingent monthly coupons. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

We are using this preliminary pricing supplement to solicit from you an offer to purchase the securities. You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the relevant

November 2024 Page 4

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any material changes to the terms of the securities, we will notify you.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $986.60, or within $45.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

November 2024 Page 5

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon (as well as any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) but only if the determination closing price of each underlying stock is greater than or equal to the respective coupon threshold level on the related observation date. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving few or no coupon payments for the entire 3-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each underlying stock closes at or above the respective coupon threshold level on each monthly observation date, unless the securities are redeemed based on the output of a risk neutral valuation model. The following scenarios are for illustrative purposes only to demonstrate how the contingent monthly coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 3-year term of the securities, and the payment at maturity may be less than 50% of the stated principal amount of the securities and may be zero. Investors will not participate in any appreciation in any underlying stock.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that we redeem the securities prior to the maturity date on one of the quarterly redemption dates, starting on March 4, 2025, based on the output of a risk neutral valuation model. Prior to early redemption, each underlying stock closes at or above the respective coupon threshold level on some monthly observation dates, but one or more underlying stocks close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon, corresponding to a return of at least 19.25% per annum (to be determined on the pricing date), for the monthly periods for which the determination closing prices of each underlying stock is at or above the respective coupon threshold level on the related observation date, but not for the monthly periods for which the determination closing price(s) of one or more underlying stocks close below the respective coupon threshold level(s) on the related observation date. However, any unpaid contingent monthly coupon will be paid on a later coupon payment date if the determination closing price of each underlying stock on the related observation date is greater than or equal to the respective coupon threshold level. In this scenario, on one of the quarterly redemption dates, investors receive the redemption payment equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid). Even if we call the securities in a month in which the contingent monthly coupon would not otherwise be payable, you will receive such contingent monthly coupon payment in addition to any previously unpaid contingent monthly coupon payments. No further payments will be made on the securities once they have been redeemed.

November 2024 Page 6

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that we do not redeem the securities on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each underlying stock closes at or above the respective coupon threshold level on some monthly observation dates, but one or more underlying stocks close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon for the monthly periods for which the determination closing prices of each underlying stock is greater than or equal to the respective coupon threshold level on the related observation date, but not for the monthly periods for which the determination closing price(s) of one or more underlying stocks are less than the respective coupon threshold level(s) on the related observation date. However, any unpaid contingent monthly coupon will be paid on a later coupon payment date if the determination closing price of each underlying stock on the related observation date is greater than or equal to the respective coupon threshold level. On the final observation date, each underlying stock closes at or above the respective downside threshold level. At maturity, investors will receive the stated principal amount and the contingent monthly coupon with respect to the final observation date and with respect to any prior observation date(s) for which a contingent monthly coupon was not paid.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that we do not redeem the securities on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each underlying stock closes at or above the respective coupon threshold level on some monthly observation dates, but one or more underlying stocks close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid) for the monthly periods for which the determination closing prices of each underlying stock is greater than or equal to the respective coupon threshold level on the related observation date, but not for the monthly periods for which the determination closing price(s) of one or more underlying stocks are less than the respective coupon threshold level(s) on the related observation date. On the final observation date, one or more underlying stocks close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 50% of the stated principal amount and could be zero. No coupon will be paid at maturity in this scenario, and investors will not receive payment of any previously unpaid contingent monthly coupons at maturity.

November 2024 Page 7

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price of each underlying stock on each monthly observation date. The amount you will receive at maturity, if any, will be determined by reference to the final share price of each underlying stock on the final observation date. Any early redemption of the securities will be based on the output of a risk neutral valuation model. The actual initial share price, coupon threshold level and downside threshold level for each underlying stock are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Contingent Monthly Coupon:

19.25% per annum (corresponding to approximately $16.042 per month per security)[1]

With respect to each coupon payment date, a contingent monthly coupon is paid (plus any previously unpaid contingent monthly coupons from any prior observation dates) but only if the determination closing price of each underlying stock is greater than or equal to the respective coupon threshold level on the related observation date.

Call Feature:

Beginning on March 4, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. Any redemption payment will be equal to the stated principal amount plus the contingent monthly coupon with respect to the related observation date (and any contingent monthly coupons for any prior monthly periods for which a contingent monthly coupon was not paid). . Even if we call the securities in a month in which the contingent monthly coupon would not otherwise be payable, you will receive such contingent monthly coupon payment in addition to any previously unpaid contingent monthly coupon payments. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns

Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final share price of each underlying stock is greater than or equal to the respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates.

If the final share price of any underlying stock is less than the respective downside threshold level: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the AMZN Stock: $110.00 With respect to the BX Stock: $150.00 With respect to the AAPL Stock: $180.00 With respect to the TSLA Stock: $276.00
Hypothetical Coupon Threshold Level:

With respect to the AMZN Stock: $55.00, which is 50% of the hypothetical initial share price

With respect to the BX Stock: $75.00, which is 50% of the hypothetical initial share price

With respect to the AAPL Stock: $90.00, which is 50% of the hypothetical initial share price

With respect to the TSLA Stock: $138.00, which is 50% of the hypothetical initial share price

Hypothetical Downside	With respect to the AMZN Stock: $55.00, which is 50% of the hypothetical initial share price

November 2024 Page 8

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Threshold Level:

With respect to the BX Stock: $75.00, which is 50% of the hypothetical initial share price

With respect to the AAPL Stock: $90.00, which is 50% of the hypothetical initial share price

With respect to the TSLA Stock: $138.00, which is 50% of the hypothetical initial share price

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the actual contingent monthly coupon rate and the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $16.042 is used in these examples for ease of analysis.

November 2024 Page 9

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to an observation date (if the securities have not been previously redeemed):

	Determination Closing Price				Hypothetical Contingent Monthly Coupon
	AMZN Stock	BX Stock	AAPL Stock	TSLA Stock
Hypothetical Observation Date 1	$100.00 (greater than or equal to the respective coupon threshold level)	$150.00 (greater than or equal to the respective coupon threshold level)	$190.00 (greater than or equal to the respective coupon threshold level)	$282.00 (greater than or equal to the respective coupon threshold level)	$16.042
Hypothetical Observation Date 2	$42.00 (less than the respective coupon threshold level)	$100.00 (greater than or equal to the respective coupon threshold level)	$58.00 (less than the respective coupon threshold level)	$195.00 (greater than or equal to the respective coupon threshold level)	$0
Hypothetical Observation Date 3	$85.00 (greater than or equal to the respective coupon threshold level)	$47.00 (less than the respective coupon threshold level)	$95.00 (greater than or equal to the respective coupon threshold level)	$102.00 (less than the respective coupon threshold level)	$0
Hypothetical Observation Date 4	$95.00 (greater than or equal to the respective coupon threshold level)	$80.00 (greater than or equal to the respective coupon threshold level)	$100.00 (greater than or equal to the respective coupon threshold level)	$148.00 (greater than or equal to the respective coupon threshold level)	$16.042 + $16.042 + $16.042 = $48.126
Hypothetical Observation Date 5	$30.00 (less than the respective coupon threshold level)	$50.00 (less than the respective threshold level)	$50.00 (less than the respective coupon threshold level)	$57.00 (less than the respective coupon threshold level)	$0

On hypothetical observation date 1, the AMZN Stock, the BX Stock, the AAPL Stock and TSLA Stock all close at or above the respective coupon threshold levels. Therefore, a hypothetical contingent monthly coupon of $16.042 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, at least one underlying stock closes at or above the respective coupon threshold level but one or more of the other underlying stocks close below the respective coupon threshold level. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying stock closes at or above the respective coupon threshold level. Therefore, investors receive the contingent monthly coupon with respect to the fourth observation date as well as the previously unpaid contingent monthly coupons with respect to the second and third observation dates.

On hypothetical observation date 5, each underlying stock closes below the respective coupon threshold level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

If the contingent monthly coupon is not paid on any coupon payment date (because the determination closing price of any underlying stock is less than the respective coupon threshold level on the related observation date), such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the determination closing price of each underlying stock on the related observation date is greater than or equal to the respective coupon threshold level. Any such unpaid contingent monthly coupon will be paid on the first subsequent coupon payment date for which the determination closing price of each underlying stock on the related observation date is greater than or equal to the respective coupon threshold level. You will not receive payment for any unpaid contingent monthly coupons if the determination closing price of any underlying stock is less than the respective coupon threshold level on each

November 2024 Page 10

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

subsequent observation date. If the determination closing price of any underlying stock is less than the respective coupon threshold level on each observation date, you will not receive any contingent monthly coupons for the entire term of the securities.

How to calculate the payment at maturity (if the securities have not been redeemed early):

	Final Share Price				Payment at Maturity
	AMZN Stock	BX Stock	AAPL Stock	TSLA Stock
Example 1:	$125.00 (greater than or equal to the respective downside threshold level and coupon threshold level)	$162.00 (greater than or equal to the respective downside threshold level and coupon threshold level)	$255.00 (greater than or equal to the respective downside threshold level and coupon threshold level)	$288.00 (greater than or equal to the respective downside threshold level and coupon threshold level)	The stated principal amount + the contingent monthly coupon with respect to the final observation date + any previously unpaid contingent monthly coupons with respect to the prior observation dates
Example 2:	$44.00 (less than the respective downside threshold level)	$135.00 (greater than or equal to the respective downside threshold level)	$54.00 (less than the respective downside threshold level)	$180.00 (greater than or equal to the respective downside threshold level)	$1,000 × share performance factor of the worst performing underlying stock = $1,000 × ($54.00 / $180.00) = $300.00
Example 3:	$120.00 (greater than or equal to the respective downside threshold level)	$60.00 (less than the respective downside threshold level)	$225.00 (greater than or equal to the respective downside threshold level)	$135.00 (less than the respective downside threshold level)	$1,000 × ($60.00 / $150.00) = $400.00
Example 4:	$44.00 (less than the respective downside threshold level)	$60.00 (less than the respective downside threshold level)	$81.00 (less than the respective downside threshold level)	$96.60 (less than the respective downside threshold level)	$1,000 × ($96.60 / $276.00) = $350.00
Example 5:	$33.00 (less than the respective downside threshold level)	$30.00 (less than the respective downside threshold level)	$63.00 (less than the respective downside threshold level)	$96.60 (less than the respective downside threshold level)	$1,000 × ($30.00 / $150.00) = $200.00

In example 1, the final share prices of the AMZN Stock, the BX Stock, the AAPL Stock and TSLA Stock are all greater than or equal to the respective downside threshold levels and coupon threshold levels. Therefore, investors receive at maturity the stated principal amount of the securities and the hypothetical contingent monthly coupon with respect to the final observation date and any previously unpaid contingent monthly coupons with respect to the prior observation dates. However, investors do not participate in any appreciation of any underlying stock.

In examples 2 and 3, the final share price(s) of one or more of the underlying stock(s) are greater than or equal to the respective downside threshold level(s), but the final share price(s) of one or more of the other underlying stock(s) are less than the respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity and receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Moreover, investors do not receive a contingent monthly coupon with respect to the final monthly period, and do not receive any previously unpaid contingent monthly coupons with respect to the prior observation dates.

In examples 4 and 5, the final share prices of each underlying stock is less than the respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst

November 2024 Page 11

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

performing underlying stock. In example 4, the AMZN Stock has declined 60% from the respective initial share price to the respective final share price, the BX Stock has declined 60% from the respective initial share price to the respective final share price, the AAPL Stock has declined 55% from the respective initial share price to the respective final share price and the TSLA Stock has declined 65% from the respective initial share price to the respective final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the TSLA Stock, which is the worst performing underlying stock in this example. Moreover, investors do not receive a contingent monthly coupon with respect to the final monthly period, and do not receive any previously unpaid contingent monthly coupons with respect to the prior observation dates. In example 5, the AMZN Stock has declined 70% from the respective initial share price to the respective final share price, the BX Stock has declined 80% from the respective initial share price to the respective final share price, the AAPL Stock has declined 65% from the respective initial share price to the respective final share price and the TSLA Stock has declined 65% from the respective initial share price to the respective final share price. Therefore, the payment at maturity equals the stated principal amount multiplied by the share performance factor of the BX Stock, which is the worst performing underlying stock in this example. Investors do not receive the contingent monthly coupon for the final observation date. Moreover, investors do not receive a contingent monthly coupon with respect to the final monthly period, and do not receive any previously unpaid contingent monthly coupons with respect to the prior observation dates.

If the securities have not been redeemed prior to maturity and the final share price of ANY underlying stock is less than the respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than 50% of the stated principal amount per security and could be zero.

November 2024 Page 12

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been redeemed prior to maturity and if the final share price of any underlying stock is less than the respective downside threshold level of 50% of the respective initial share price, you will be exposed to the decline in the closing price of the worst performing underlying stock, as compared to the respective initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. In this case, the payment at maturity will be less than 50% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

￭The securities do not provide for the regular payment of interest and may pay no interest over the entire term of the securities. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon but only if the determination closing price of each underlying stock is greater than or equal to 50% of the respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If, on the other hand, the determination closing price of any underlying stock is less than the respective coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the contingent monthly coupon is not paid on any coupon payment date because the determination closing price of any underlying stock is less than the respective coupon threshold level on the related observation date, such unpaid contingent monthly coupon will be paid on a later coupon payment date but only if the determination closing price of each underlying stock on the related observation date is greater than or equal to the respective coupon threshold level. Therefore, you will not receive payment for such unpaid contingent monthly coupon if the determination closing price of any underlying stock is less than the respective coupon threshold level on each subsequent observation date. If the determination closing price of any underlying stock is less than the respective coupon threshold level on each observation date, you will not receive any contingent monthly coupon for the entire term of the securities. It is possible that the determination closing price of one or more underlying stocks could remain below the respective coupon threshold level for extended periods of time or even throughout the entire 3-year term of the securities so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent monthly coupon, if any, is based only on the determination closing prices of the underlying stocks on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each underlying stock on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the price of each underlying stock on monthly observation dates, if the determination closing price of any underlying stock on any observation date is less than the respective coupon threshold level, you will receive no coupon for the related interest period, or any previously unpaid contingent monthly coupons, even if the price(s) of one or more underlying stocks were higher on other days during that interest period.

￭The securities have early redemption risk. The term of the securities, and thus your opportunity to earn a potentially above-market coupon if the determination closing price of each underlying stock is greater than or equal to the

November 2024 Page 13

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

respective coupon threshold level on monthly observation dates, will be limited if we redeem the securities based on the output of a risk neutral valuation model on any quarterly redemption date, beginning March 4, 2025. The term of your investment in the securities may be limited to as short as three months. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the determination closing price of each underlying stock on the observation dates is greater than or equal to the respective coupon threshold level, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the determination closing price of any underlying stock is less than the respective coupon threshold level and/or when the final share price of any underlying stock is expected to be below the respective downside threshold level, such that you will receive no contingent monthly coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent monthly coupons and suffer a significant loss at maturity.

￭Investors will not participate in any appreciation in the price of any underlying stock. Investors will not participate in any appreciation in the price of any underlying stock from the respective initial share price, and the return on the securities will be limited to the contingent monthly coupon, if any, that is paid with respect to each observation date on which both determination closing prices are greater than or equal to the respective coupon threshold levels, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective coupon threshold levels and downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

owhether the determination closing price of any underlying stock has been below the respective coupon threshold level on any observation date,

odividend rates on the underlying stocks,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks and which may affect the prices of the underlying stocks,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting an underlying stock that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying stock at the time of sale is near or below the respective coupon threshold level and downside threshold level, or if market interest rates rise.

November 2024 Page 14

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

The price of one or more of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of the underlying stocks may decrease and be below the respective downside threshold level(s) on each observation date so that you will receive no return on your investment and receive a payment at maturity that is less than 50% of the stated principal amount. There can be no assurance that the determination closing price of each underlying stock will be greater than or equal to the respective coupon threshold level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that the determination closing price of each underlying stock will be greater than or equal to the respective downside threshold level on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “Amazon.com, Inc. Overview,” “Blackstone Inc. Overview,” “Apple Inc. Overview” and “Tesla, Inc. Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the common stock of Amazon.com, Inc., the common stock of Blackstone Inc., the common stock of Apple Inc. or the common stock of Tesla, Inc.. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

November 2024 Page 15

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock, and, therefore, could increase (i) the coupon threshold level for such underlying stock, which , if the securities have not been redeemed, is the value at or above which such underlying stock must close on the observation dates so that you receive a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates on the securities (depending also on the performance of the other underlying stocks), and (ii) the downside threshold level for such underlying stock, which , if the securities have not been redeemed prior to maturity, is the value at or above which such underlying stock must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying stock on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

November 2024 Page 16

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the coupon threshold levels, the downside threshold levels, the final share prices, the payment at maturity, if any, whether you receive a contingent monthly coupon on each coupon payment date, whether you receive any previously unpaid contingent monthly coupons and/or at maturity, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of observation dates,” “—Antidilution adjustments,” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of each underlying stock, with respect to both the contingent monthly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of all four underlying stocks. Rather, it will be contingent upon the independent performance of each

November 2024 Page 17

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive any contingent monthly coupons, each underlying stock must close at or above the respective coupon threshold level on the applicable observation date. In addition, if any underlying stock has declined to below the respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated. Under this scenario, the payment at maturity will be less than 50% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying stock.

￭No affiliation with Amazon.com, Inc., Blackstone Inc., Apple Inc. or Tesla, Inc.. Amazon.com, Inc., Blackstone Inc., Apple Inc. and Tesla, Inc. are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Amazon.com, Inc., Blackstone Inc., Apple Inc. or Tesla, Inc. in connection with this offering.

￭We may engage in business with or involving Amazon.com, Inc., Blackstone Inc., Apple Inc. or Tesla, Inc. without regard to your interests. We or our affiliates may presently or from time to time engage in business with Amazon.com, Inc., Blackstone Inc., Apple Inc. or Tesla, Inc. without regard to your interests and thus may acquire non-public information about Amazon.com, Inc., Blackstone Inc., Apple Inc. or Tesla, Inc.. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Amazon.com, Inc., Blackstone Inc., Apple Inc. or Tesla, Inc., which may or may not recommend that investors buy or hold the underlying stock(s).

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the determination closing price of an underlying stock to be less than the respective coupon threshold level (resulting in no contingent monthly coupon being paid with respect to such date) or the final share price to be less than the respective downside threshold level (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

November 2024 Page 18

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Amazon.com, Inc. Overview

Amazon.com, Inc. offers electronic retail services to consumer customers, seller customers and developer customers. The AMZN Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Amazon.com, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-22513 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Amazon.com, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AMZN Stock is accurate or complete.

Information as of market close on November 18, 2024:

Bloomberg Ticker Symbol:	AMZN
Exchange:	Nasdaq
Current Stock Price:	$201.70
52 Weeks Ago:	$146.13
52 Week High (on 11/13/2024):	$214.10
52 Week Low (on 11/21/2023):	$143.90
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the AMZN Stock for each quarter from January 1, 2021 through November 18, 2024. The closing price of the AMZN Stock on November 18, 2024 was $201.70. The associated graph shows the closing prices of the AMZN Stock for each day from January 1, 2019 through November 18, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the AMZN Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AMZN Stock should not be taken as an indication of future performance, and no assurance can be given as to the price of the AMZN Stock at any time, including on the observation dates.

Common Stock of Amazon.com, Inc. (CUSIP 023135106)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	169.000	147.598	-
Second Quarter	175.272	157.597	-
Third Quarter	186.570	159.388	-
Fourth Quarter	184.803	159.489	-
2022
First Quarter	170.405	136.015	-
Second Quarter	168.347	102.310	-
Third Quarter	144.78	109.22	-
Fourth Quarter	121.09	81.82	-
2023
First Quarter	112.91	83.12	-
Second Quarter	130.36	97.83	-
Third Quarter	144.85	125.98	-
Fourth Quarter	154.07	119.57	-
2024
First Quarter	180.38	144.57	-
Second Quarter	197.85	173.67	-
Third Quarter	200.00	161.02	-
Fourth Quarter (through November 18, 2024)	214.10	180.80	-

We make no representation as to the amount of dividends, if any, that Amazon.com, Inc. may pay in the future. In any event, as an investor in the Callable Contingent Income Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Amazon.com, Inc.

November 2024 Page 19

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Common Stock of Amazon.com, Inc. – Daily Closing Prices January 1, 2019 to November 18, 2024

*The red solid line indicates both the downside threshold level and the coupon threshold level, each of which is 50% of the initial share price.

This document relates only to the securities offered hereby and does not relate to the AMZN Stock or other securities of Amazon.com, Inc. We have derived all disclosures contained in this document regarding AMZN Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Amazon.com, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Amazon.com, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AMZN Stock (and therefore the price of the AMZN Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Amazon.com, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AMZN Stock.

November 2024 Page 20

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Blackstone Inc. Overview

Blackstone Inc. is a global alternative asset manager. The BX Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Blackstone Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-33551 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Blackstone Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BX Stock is accurate or complete.

Information as of market close on November 18, 2024:

Bloomberg Ticker Symbol:	BX
Exchange:	NYSE
Current Stock Price:	$183.01
52 Weeks Ago:	$106.45
52 Week High (on 11/11/2024):	$183.16
52 Week Low (on 11/21/2023):	$105.78
Current Dividend Yield:	1.88%

The following table sets forth the published high and low closing prices of, as well as dividends on, the BX Stock for each quarter from January 1, 2021 through November 18, 2024. The closing price of the BX Stock on November 18, 2024 was $183.01. The associated graph shows the closing prices of the BX Stock for each day from January 1, 2019 through November 18, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the BX Stock may have been adjusted for stock splits and other corporate events. The historical performance of the BX Stock should not be taken as an indication of future performance, and no assurance can be given as to the price of the BX Stock at any time, including on the observation dates.

Common Stock of Blackstone Inc. (CUSIP 09260D107)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	76.09	61.66	0.96
Second Quarter	99.62	74.62	0.82
Third Quarter	135.04	97.11	0.70
Fourth Quarter	148.88	110.95	1.09
2022
First Quarter	137.98	108.62	1.45
Second Quarter	130.57	89.68	1.32
Third Quarter	108.79	81.95	1.27
Fourth Quarter	108.77	72.16	0.90
2023
First Quarter	100.03	76.13	0.91
Second Quarter	92.97	80.40	0.82
Third Quarter	115.12	91.91	0.79
Fourth Quarter	133.13	89.61	0.80
2024
First Quarter	131.66	116.98	0.94
Second Quarter	132.00	116.13	0.83
Third Quarter	159.66	120.77	0.82
Fourth Quarter (through November 18, 2024)	183.16	148.42	0.86

We make no representation as to the amount of dividends, if any, that Blackstone Inc. may pay in the future. In any event, as an investor in the Callable Contingent Income Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Blackstone Inc.

November 2024 Page 21

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Common Stock of Blackstone Inc. – Daily Closing Prices January 1, 2019 to November 18, 2024

*The red solid line indicates both the downside threshold level and the coupon threshold level, each of which is 50% of the initial share price.

This document relates only to the securities offered hereby and does not relate to the BX Stock or other securities of Blackstone Inc. We have derived all disclosures contained in this document regarding the BX Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Blackstone Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Blackstone Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the BX Stock (and therefore the price of the BX Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Blackstone Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the BX Stock.

November 2024 Page 22

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Apple Inc. Overview

Apple Inc. designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories, and sells a variety of related services. The AAPL Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Apple Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36743 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AAPL Stock is accurate or complete.

Information as of market close on November 18, 2024:

Bloomberg Ticker Symbol:	AAPL
Exchange:	Nasdaq
Current Stock Price:	$228.02
52 Weeks Ago:	$191.45
52 Week High (on 10/21/2024):	$236.48
52 Week Low (on 4/19/2024):	$165.00
Current Dividend Yield:	0.44%

The following table sets forth the published high and low closing prices of, as well as dividends on, the AAPL Stock for each quarter from January 1, 2021 through November 18, 2024. The closing price of the AAPL Stock on November 18, 2024 was $228.02. The associated graph shows the closing prices of the AAPL Stock for each day from January 1, 2019 through November 18, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the AAPL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the AAPL Stock should not be taken as an indication of future performance, and no assurance can be given as to the price of the AAPL Stock at any time, including on the observation dates.

Common Stock of Apple Inc. (CUSIP 037833100)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	143.16	116.36	0.205
Second Quarter	136.96	122.77	0.22
Third Quarter	156.69	137.27	0.22
Fourth Quarter	180.33	139.14	0.22
2022
First Quarter	182.01	150.62	0.22
Second Quarter	178.44	130.06	0.23
Third Quarter	174.55	138.20	0.23
Fourth Quarter	155.74	126.04	0.23
2023
First Quarter	164.90	125.02	0.23
Second Quarter	193.97	160.10	0.24
Third Quarter	196.45	170.43	0.24
Fourth Quarter	198.11	166.89	0.24
2024
First Quarter	195.18	169.00	0.24
Second Quarter	216.67	165.00	0.25
Third Quarter	234.82	207.23	0.25
Fourth Quarter (through November 18, 2024)	236.48	221.69	0.25

We make no representation as to the amount of dividends, if any, that Apple Inc. may pay in the future. In any event, as an investor in the Callable Contingent Income Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Apple Inc.

November 2024 Page 23

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Common Stock of Apple Inc. – Daily Closing Prices January 1, 2019 to November 18, 2024

*The red solid line indicates both the downside threshold level and the coupon threshold level, each of which is 50% of the initial share price.

This document relates only to the securities offered hereby and does not relate to the AAPL Stock or other securities of Apple Inc. We have derived all disclosures contained in this document regarding the AAPL Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Apple Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the AAPL Stock (and therefore the price of the AAPL Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the AAPL Stock.

November 2024 Page 24

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Tesla, Inc. Overview

Tesla, Inc. designs, manufactures and sells electric vehicles and energy storage systems, as well as installs, operates and maintains solar and energy storage products. The TSLA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Tesla, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-34756 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Tesla, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the TSLA Stock is accurate or complete.

Information as of market close on November 18, 2024:

Bloomberg Ticker Symbol:	TSLA
Exchange:	Nasdaq
Current Stock Price:	$338.74
52 Weeks Ago:	$235.60
52 Week High (on 11/11/2024):	$350.00
52 Week Low (on 4/22/2024):	$142.05
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, the TSLA Stock for each quarter from January 1, 2021 through November 18, 2024. The closing price of the TSLA Stock on November 18, 2024 was $338.74. The associated graph shows the closing prices of the TSLA Stock for each day from January 1, 2019 through November 18, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the TSLA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the TSLA Stock should not be taken as an indication of future performance, and no assurance can be given as to the price of the TSLA Stock at any time, including on the observation dates.

Common Stock of Tesla, Inc. (CUSIP 88160R101)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	294.363	187.667	-
Second Quarter	254.107	187.820	-
Third Quarter	263.787	214.460	-
Fourth Quarter	409.970	258.407	-
2022
First Quarter	399.927	254.680	-
Second Quarter	381.817	209.387	-
Third Quarter	309.320	227.263	-
Fourth Quarter	249.44	109.10	-
2023
First Quarter	214.24	108.10	-
Second Quarter	274.45	153.75	-
Third Quarter	293.34	215.49	-
Fourth Quarter	263.62	197.36	-
2024
First Quarter	248.42	162.50	-
Second Quarter	197.88	142.05	-
Third Quarter	263.26	191.76	-
Fourth Quarter (through November 18, 2024)	350.00	213.65	-

We make no representation as to the amount of dividends, if any, that Tesla, Inc. may pay in the future. In any event, as an investor in the Callable Contingent Income Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Tesla, Inc..

November 2024 Page 25

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Common Stock of Tesla, Inc. – Daily Closing Prices January 1, 2019 to November 18, 2024

*The red solid line indicates both the downside threshold level and the coupon threshold level, each of which is 50% of the initial share price.

This document relates only to the securities offered hereby and does not relate to the TSLA Stock or other securities of Tesla, Inc.. We have derived all disclosures contained in this document regarding the TSLA Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Tesla, Inc.. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Tesla, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the TSLA Stock (and therefore the price of the TSLA Stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Tesla, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the TSLA Stock.

November 2024 Page 26

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this preliminary pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Underlying stock issuer:	With respect to the AMZN Stock, Amazon.com, Inc. With respect to the BX Stock, Blackstone Inc. With respect to the AAPL Stock, Apple Inc. With respect to the TSLA Stock, Tesla, Inc.
Denominations:	$1,000 per security and integral multiples thereof
Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or redemption payment, as the case may be, shall be payable.

Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Trustee:	The Bank of New York Mellon
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon, the redemption payment and the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date, upon early redemption or at maturity or whether a market disruption event has occurred. See “Market disruption event”, “Antidilution adjustments,” and “Alternate exchange calculation in case of an event of default” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:

With respect to each underlying stock, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The Nasdaq Stock Market LLC (the “Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Closing price:

Subject to the provisions set out under “Antidilution adjustments” below, the closing price for one share of an underlying stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i) if an underlying stock (or any such other security) is listed on a national securities

November 2024 Page 27

Morgan Stanley Finance LLC

Callable Contingent Income Securities due December 2, 2027

All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

exchange (other than Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such underlying stock (or any such other security) is listed,

(ii) if an underlying stock (or any such other security) is a security of the Nasdaq, the official closing price of such underlying stock published by the Nasdaq on such day, or

(iii) if an underlying stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by the Financial Industry Regulatory Authority, Inc. (FINRA), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If an underlying stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to such underlying stock, (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such underlying stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such underlying stock (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price of such underlying stock will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term OTC Bulletin Board Service will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Antidilution adjustments” below.

Market disruption event:

With respect to any underlying stock, market disruption event means:

(i) the occurrence or existence of any of:

(a)a suspension, absence or material limitation of trading of such underlying stock on the primary market for such underlying stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

(b)a breakdown or failure in the price and trade reporting systems of the primary market for such underlying stock as a result of which the reported trading prices for such underlying stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c)the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to such underlying stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purposes of determining whether a market disruption event has occurred with respect to an underlying stock: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on such underlying stock by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material

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Principal at Risk Securities

limitation of trading in options contracts related to such underlying stock and (4) a suspension, absence or material limitation of trading on the primary market on which options contracts related to such underlying stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Postponement of observation dates:

The observation dates are subject, independently in the case of each underlying stock, to postponement due to non-trading days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to any underlying stock occurs on any scheduled observation date, or if any such observation date is not a trading day with respect to any underlying stock, the closing price for that underlying stock for such date will be determined on the immediately succeeding trading day on which no market disruption event will have occurred with respect to that underlying stock; provided that the determination closing price for an underlying stock will not be determined on a date later than the fifth scheduled trading day after the scheduled observation date and if such date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing price of such affected underlying stock on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for one share of such underlying stock for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price for such underlying stock will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates (including the maturity date) and redemption dates:

If any scheduled coupon payment date is not a business day, that contingent monthly coupon, if any, shall be paid on the next succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any observation date with respect to any underlying stock is postponed so that it falls less than two business days prior to the scheduled coupon payment date, maturity date or redemption date, as applicable, the coupon payment date, maturity date or redemption date, as applicable, will be postponed to the second business day following that observation date as postponed, and no adjustment will be made to any contingent monthly coupon payment, payment at maturity or redemption payment made on that postponed date.

Antidilution adjustments:

The adjustment factor with respect to an underlying stock will be adjusted as follows:

1. If an underlying stock is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying stock will be adjusted by the calculation agent to equal the product of the prior adjustment factor for such underlying stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying stock.

2. If an underlying stock is subject (i) to a stock dividend (issuance of additional shares of such underlying stock) that is given ratably to all holders of shares of such underlying stock or (ii) to a distribution of such underlying stock as a result of the triggering of any provision of the corporate charter of the issuer of such underlying stock (the relevant “underlying stock issuer”) then once the dividend has become effective and such underlying stock is trading ex-dividend, the adjustment factor for such underlying stock will be adjusted so that the new adjustment factor for such underlying stock will equal the prior adjustment factor for such underlying stock plus the product of (i) the number of shares issued with respect to one share of such underlying stock and (ii) the prior adjustment factor for such underlying stock.

3. If an underlying stock issuer issues rights or warrants to all holders of its underlying stock to subscribe for or purchase that underlying stock at an exercise price per share less than the closing price of that underlying stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the securities, then the adjustment factor for such underlying stock will be adjusted to equal the product of the prior adjustment factor for such underlying stock and a fraction, the numerator of which will be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which will be the number of shares of such underlying stock outstanding immediately prior to the

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Principal at Risk Securities

issuance of such rights or warrants plus the number of additional shares of such underlying stock which the aggregate offering price of the total number of shares of such underlying stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which will be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4. There will be no required adjustments to the adjustment factors to reflect cash dividends or other distributions paid with respect to an underlying stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and extraordinary dividends as described below. A cash dividend or other distribution with respect to such underlying stock will be deemed to be an extraordinary dividend if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for such underlying stock by an amount equal to at least 10% of the closing price of such underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in such underlying stock on the primary U.S. organized securities exchange or trading system on which such underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend. If an extraordinary dividend occurs with respect to such underlying stock, the adjustment factor with respect to such underlying stock will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new adjustment factor with respect to such underlying stock will equal the product of (i) the then current adjustment factor with respect to such underlying stock and (ii) a fraction, the numerator of which is the closing price on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount. The extraordinary dividend amount with respect to an extraordinary dividend for such underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding non-extraordinary dividend for such underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary dividend. To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on such underlying stock described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an extraordinary dividend will cause an adjustment to the adjustment factor for such underlying stock pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

5. If, with respect to one or more of the underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining the amount payable upon a redemption date or at maturity for each security will be as follows:

●Upon the final observation date, if the securities have not previously been redeemed: You will receive for each security that you hold a payment at maturity equal to:

➢If the exchange property value on the final observation date is greater than or equal to the respective downside threshold level, and the final share price of each other underlying stock (or exchange property value, as applicable) is also greater than or equal to the respective downside threshold level: the stated principal amount and the contingent monthly coupon with respect to the final observation date.

➢If the exchange property value on the final observation date is less than the respective downside threshold level, or if the final share price (or exchange property value, as applicable) of any other underlying stock is less than the respective

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Principal at Risk Securities

downside threshold level:

oIf the worst performing underlying stock has not undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock.

oIf the worst performing underlying stock has undergone a reorganization event as described in paragraph 5 above: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. For purposes of determining the share performance factor of the worst performing underlying stock, the final share price of such worst performing underlying stock shall be deemed to equal the per-share cash value, determined as of the final observation date, of the securities, cash or any other assets distributed to holders of the worst performing underlying stock in or as a result of any such reorganization event, including (A) in the case of the issuance of tracking stock, the reclassified share of such worst performing underlying stock, (B) in the case of a spin-off event, the share of such worst performing underlying stock with respect to which the spun-off security was issued, and (C) in the case of any other reorganization event where such worst performing underlying stock continues to be held by the holders receiving such distribution, such worst performing underlying stock (collectively, the “exchange property”), per share of such worst performing underlying stock multiplied by the adjustment factor for such worst performing underlying stock on the final observation date.

Following the effective date of a reorganization event, the contingent monthly coupon will be payable for each observation date on which the exchange property value is greater than or equal to the coupon threshold level and the determination closing price (or exchange property value, as applicable) of each other underlying stock is also greater than or equal to the respective coupon threshold level.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the coupon threshold level or less than the downside threshold level, or for determining the worst performing underlying stock, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all

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Principal at Risk Securities

references herein to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of such underlying stock, including, without limitation, a partial tender or exchange offer for such underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to an adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that any coupon payment date is postponed due to the postponement of the relevant observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable coupon payment date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any coupon payment date, the business day immediately preceding the applicable scheduled coupon payment date and (ii) with respect to notice of the date to which the applicable coupon payment date has been rescheduled, the business day immediately following the applicable observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable interest to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

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Principal at Risk Securities

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the redemption date or maturity date, as applicable.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the

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Principal at Risk Securities

United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

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Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this preliminary pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and

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Principal at Risk Securities

final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale,

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Principal at Risk Securities

exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

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Principal at Risk Securities

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the

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All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, therefore, could increase (i) the coupon threshold level for such underlying stock, which, if the securities have not been redeemed, is the value at or above which such underlying stock must close on the observation dates so that you receive a contingent monthly coupon or to receive any unpaid contingent monthly coupon from prior observation dates on the securities (depending also on the performance of the other underlying stocks), and (ii) the downside threshold level for such underlying stock, which, if the securities have not been redeemed prior to maturity, is the value at or above which such underlying stock must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying stock at maturity (depending also on the performance of the other underlying stocks). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying stock on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

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All Payments on the Securities Based on the Worst Performing of the Common Stock of Amazon.com, Inc., the Common Stock of Blackstone Inc., the Common Stock of Apple Inc. and the Common Stock of Tesla, Inc.

Principal at Risk Securities

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the contingent monthly coupon rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this preliminary pricing supplement are defined in the prospectus supplement or in the prospectus.

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